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                                                                   EXHIBIT 10.19

                               SERVICES AGREEMENT

         THIS SERVICES AGREEMENT (this "Agreement") is entered into as of April 5, 1995 (the "Effective Date"), by and between PETER D. GAFFNEY ("Gaffney") and MAXUS ENERGY CORPORATION, a Delaware corporation ("Maxus").

                                    WHEREAS:

         YPF, S.A. ("YPF") has tendered for all of the issued and outstanding common stock of Maxus, resulting in Maxus becoming a subsidiary of YPF.

         Recognizing Gaffney's unique knowledge, abilities and expertise, the board of directors of Maxus (the "Maxus Board") and the management of YPF have requested that Gaffney serve as Chief Executive Officer of Maxus.

         NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         1. EMPLOYMENT. Maxus hereby agrees to employ Gaffney, and Gaffney hereby agrees to be employed by Maxus, for a term commencing on the date hereof and terminating on September 30, 1995 (the "Employment Period"), subject to extension by the mutual consent of the parties or earlier termination in accordance with Section 4 hereof.

         2. SERVICES. During the Employment Period, Gaffney will hold the position of Chief Executive Officer of Maxus and in this capacity shall have such responsibilities and duties as are consistent with such position, as well as such additional duties as may be designated by the Maxus Board, provided that in no event shall the scope of Gaffney's duties and the extent of Gaffney's responsibilities be substantially different from the duties and responsibilities usually associated with the position of chief executive officer of a corporation similar in size and function to Maxus. In performing his duties, Gaffney shall report, and be answerable only to, the Maxus Board, acting through its Chairman of the Board or collectively. During the Employment Period, Gaffney shall devote his best efforts and substantially all of his business time, skill and attention to the business of Maxus. Notwithstanding anything to the contrary set forth herein, Gaffney shall be entitled to participate in such business and professional activities as may be approved from time to time by the Maxus Board. In any event, Gaffney shall not be prevented from devoting reasonable periods of time during normal business hours to (a) serving the Society of Petroleum Engineers ("SPE") as President or in any other capacity and performing related functions, (b) engaging in any professional, civic or charitable activity consistent with his employment, and
(c) investing and managing Gaffney's personal assets. It is expressly understood and agreed that to the extent any such activities have been conducted by Gaffney prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not be deemed to interfere with the performance of Gaffney's responsibilities to Maxus.






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         3.      COMPENSATION AND BENEFITS.

                 (a) Salary. From the Effective Date until the date of termination of this Agreement in accordance with its terms, Maxus shall pay Gaffney a salary of $50,000 per month, payable in arrears on the first business day of each month. Gaffney's salary shall not be reduced during the Employment Period. Upon the execution of this Agreement, Maxus shall pay Gaffney all salary amounts earned under this Section 3(a) since the Effective Date but not paid as of the date of execution hereof.

                 (b) Benefits. In addition to the compensation specified above, Gaffney shall be entitled to only the following benefits:

                          (i)      participation in any health insurance,
disability insurance or other welfare benefit program made generally available to the officers of Maxus, including, without limitation, full health, disability and dental coverage for Gaffney and spouse;

                          (ii)     a period of vacation with salary consistent
with the current policy of Maxus, as the same may be changed from time to time;


expenses incurred by Gaffney in furtherance of the interests of Maxus in accordance with the current policy of Maxus, as the same may be changed from time to time;

                          (iv)     reimbursement for reasonable expenses
incurred by Gaffney and spouse in connection with attending SPE meetings and related functions and reimbursement of reasonable expenses incurred by Gaffney in connection with other professional and energy industry meetings and related functions;

                          (v)      all reasonable costs associated with
Gaffney's relocation to Dallas, Texas and the performance of services under this Agreement, including, without limitations, payment or reimbursement of, rental of a suitable furnished apartment or house in Dallas, Texas, the lease of an automobile, legal costs associated with U.S. immigration compliance and other legal costs incurred by Gaffney in connection with his employment with Maxus; and

                          (vi)     payment of initiation and monthly (or other
periodic) fees and dues for Gaffney to be a full member of the Dallas Petroleum Club during the Employment Period.

                 (c) Maxus shall have the right to deduct and withhold from compensation payable to Gaffney all social security and other federal, state and local taxes and charges which are currently or which may hereafter be required by law.

                 (d) Notwithstanding anything in this Agreement or in any compensation or employee benefit plan or program of Maxus that provides for incentive or deferred compensation or retiree benefits, including health insurance, life insurance or pension benefits (whether pursuant to a qualified or nonqualified plan), to the contrary, Gaffney hereby expressly agrees and




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acknowledges that he shall not be entitled to participate in or receive any such incentive or deferred compensation or retiree benefits and, to the extent applicable, Gaffney hereby waives his automatic participation in such plans and programs.

         4. TERMINATION OF EMPLOYMENT. The following provisions shall be applicable to a termination of employment under this Agreement:

                 (a) Maxus may terminate Gaffney's employment under this Agreement at any time. If Maxus terminates Gaffney's employment, Gaffney shall be entitled to any unpaid salary (pro rated through and including the date of termination). In addition, Gaffney shall be entitled to receive an amount equal to the compensation he would have been entitled to receive under this Agreement through the end of the Employment Period. The aforesaid cash payments shall be payable in a single lump sum upon termination.

                 (b) Gaffney shall be entitled to terminate his employment hereunder at any time. If Gaffney terminates his employment hereunder, the provisions of Section 4(a) shall apply.

                 (c) Any termination by act of Maxus or Gaffney pursuant to Sections 4(a) or (b) above shall be communicated by a written notice of termination to the other party hereto and, further, in the event Gaffney shall terminate this Agreement such notice shall be sent to Maxus at least thirty
(30) days prior to the date of termination.

         5. CONFIDENTIAL INFORMATION. Gaffney shall take all reasonable steps to safeguard Confidential Information (as herein defined) and to protect such Confidential Information against disclosure, misuse, loss or theft. The term "Confidential Information" shall mean any information not generally known in the relevant trade or industry, which was obtained from Maxus or which was learned, discovered, developed, conceived, originated or prepared during or as a result of the performance of any services by Gaffney on behalf of Maxus.

         6. DIRECTORSHIP. During the Employment Period and for so long thereafter as Gaffney may remain employed by Maxus, Maxus agrees to nominate Gaffney to the Maxus Board at each meeting of stockholders called for the purpose of electing directors of Maxus. Maxus further agrees that Gaffney shall be appointed to the Executive Committee (or any committee with similar functions and powers) of the Maxus Board, if any.

         7. CONTINUANCE OF LEGAL PROTECTIONS. Maxus agrees that all rights to indemnification and exculpation in respect of actions taken by Gaffney during the Employment Period, which rights shall be those now existing in favor of the employees, agents, directors or officers of Maxus as provided in the certificate of incorporation or bylaws of Maxus shall survive the termination of employment and continue in full force and effect. Maxus shall cause to be maintained in effect throughout the Employment Period, and for a period of seven years from the date of termination of employment, the current policies of directors' and officers' liability insurance (or policies that have substantially the same coverages and other material terms as contained in the current policies of directors' and officers' liability insurance) with respect to all matters occurring during, or as a result of, Gaffney's employment by Maxus; provided that if any claim is asserted or made within such period, such insurance will be continued in respect of such claim until the final disposition thereof. Notwithstanding the foregoing, in the event that policies





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of directors' and officers' liability insurance are not being issued by reputable carriers with coverages and other material terms substantially the same as contained in current policies maintained by Maxus, Maxus shall obtain and maintain policies of directors' and officers' liability insurance with the maximum coverages then commercially available.

         8. CERTAIN PUBLIC INFORMATION. Any press release or other public information concerning Gaffney, or the position held by Gaffney at Maxus, including without limitation, any press release relating to the termination of Gaffney's employment, shall be submitted to Gaffney for prior written approval, which approval shall not be unreasonably withheld.

         9. SUCCESSORS AND ASSIGNS. This Agreement will be binding upon, and inure to the benefit of, Maxus and its affiliates and its successors and assigns, and shall be binding upon and inure to the benefit of Gaffney, and his legal representatives and assigns.

         10. MODIFICATION OR WAIVER. No amendment, modification, waiver, termination or cancellation of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the party against whom enforcement of such amendment, modification, waiver, termination or cancellation is sought.

         11. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (EXCLUSIVE OF CONFLICTS OF LAW PRINCIPLES) AND WILL, TO THE MAXIMUM EXTENT PRACTICABLE, BE DEEMED TO CALL FOR PERFORMANCE IN DALLAS COUNTY, TEXAS.

         12. SEVERABILITY. Whenever possible, each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provisions or term or the remaining provisions or terms of this Agreement.

         13. COUNTERPARTS. This Agreement may be executed on separate counterparts each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

         14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.





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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                    "MAXUS"



                                    By:   /s/ MARK GENTRY
                                       ----------------------------------
                                    Name:     Mark Gentry
                                         ----------------------------------
                                    Title:    Vice President
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                               "Gaffney"


                               /s/ PETER D. GAFFNEY
                               ----------------------------------
                                   Peter D. Gaffney






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